Exhibit 99.2

PRELIMINARY

FORM OF REVOCABLE PROXY

CAPITAL BANK OF NEW JERSEY

175 South Main Road

Vineland, New Jersey 08360

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a stockholder of Capital Bank of New Jersey (the “Bank”) as of December 5, 2018 (the “record date”), hereby authorizes and appoints David J. Hanrahan, Sr., Harry E. Hearing and Dominic J. Romano, and each of them individually, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held on January 23, 2019 (the “Special Meeting”), and at any adjournment of the Special Meeting, and with all the powers the undersigned would possess if personally present, to act with respect to all votes that the undersigned would be entitled to cast, if personally present, as set forth below, including the power to vote as proxy all shares of the Bank’s common stock held by the undersigned as of the record date in accordance with the instructions set forth herein.

This proxy is solicited on behalf of the Board of Directors of the Bank for use at the Special Meeting to be held on January 23, 2019 and at any adjournment thereof.

This proxy may be revoked at any time prior to the Special Meeting by written notice to the Bank, or may be withdrawn and you may vote in person should you attend the Special Meeting.

PRELIMINARY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” EACH OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

OR VOTE BY INTERNET BY FOLLOWING THE INSTRUCTIONS BELOW.

IF VOTING BY MAIL, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE ☒

1. Proposal to approve the Agreement and Plan of Merger, dated as of October 25, 2018, by and among OceanFirst Financial Corp., OceanFirst Bank, National Association, and the Bank, and the merger contemplated by that agreement pursuant to which the Bank will merge with and into OceanFirst Bank.	For ☐	Against ☐	Abstain ☐

2. Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal described above.	For ☐	Against ☐	Abstain ☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement/Prospectus prior to signing this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE.

Please check this box if you plan to attend the Special Meeting.  ☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

Please Date, Sign and Return TODAY in the Enclosed Envelope or Vote by Internet.

No Postage Required if Mailed in the United States.

Voting Instructions

You may vote your proxy in the following ways:

Via Internet:

Login to www.pstvote.com/capitalbanknjspecial2019

Enter your control number (12 digit number located below)

Via Mail:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER

«Control #»

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on January 22, 2019.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.